Exhibit 99.1

October 13, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners Third-quarter
2015 Conference Call and Webcast Scheduled

TULSA, Okla. - Oct. 13, 2015 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will release their third-quarter 2015 earnings after the market closes on Nov. 3, 2015.

ONEOK’s and ONEOK Partners’ executive management will participate in a joint conference call the following day at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Nov. 4, 2015. The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 888-505-4368, pass code 1733240, or log on to www.oneok.com or www.oneokpartners.com.

What:	ONEOK and ONEOK Partners third-quarter 2015 earnings conference call and webcast

When:	11 a.m. Eastern, Nov. 4, 2015
10 a.m. Central

Where:	1) Phone conference call: dial 888-505-4368, pass code 1733240
2) Log on to the webcast at www.oneok.com
3) Log on to the webcast at www.oneokpartners.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1733240.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Aug. 21, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering,

-more-

ONEOK and ONEOK Partners Third-quarter 2015
Conference Call and Webcast Scheduled

processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.
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